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                                                                     EXHIBIT 4.9




                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                            Dated as of May 1, 1998

                                     among

                            SOUTHWEST AIRLINES CO.,
                                   as Lessee

                        CHRYSLER FINANCIAL CORPORATION,
                              as Owner Participant

                           FIRST UNION NATIONAL BANK,
       in its individual capacity only as expressly provided herein and otherwise solely as Owner Trustee,

                                       and

                           WILMINGTON TRUST COMPANY,
              in its individual capacity and as Indenture Trustee
               and in its capacity as Pass Through Trustee under
                        the Pass Through Trust Agreement
                                 and as Holder

                       One Boeing Model 737-3H4 Aircraft
                     (Southwest Airlines 1996 Trust N620SW)





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                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

         THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT dated as of May 1, 1998 (this "Amendment") by and among (i) Southwest Airlines Co., a Texas corporation ("Lessee"), (ii) Chrysler Financial Corporation, a Michigan corporation ("Owner Participant"), (iii) First Union National Bank, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement ("Owner Trustee"), and (iv) Wilmington Trust Company, a Delaware banking corporation, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee") and in its capacity as Pass Through Trustee under the Pass Through Trust Agreement ("Pass Through Trustee") and as Holder, amends that certain Participation Agreement respecting the aircraft having U.S. registration number N620SW and dated as of June 1, 1996 (the "Participation Agreement"), by and among Lessee, Owner Participant, Royal Bank of Canada, a Canadian chartered bank, acting through its New York Branch (the "Original Loan Participant"), Owner Trustee and Indenture Trustee,

                                  WITNESSETH:

         WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Participation Agreement; and

         WHEREAS, the Delivery Date occurred on June 3, 1996; and

         WHEREAS, concurrently with the execution of this Amendment, the Series SWA 1996 Trust N620SW-I Certificate held by the Original Loan Participant is being refinanced by the issuance of one or more new Certificates issued to Pass Through Trustee as Holder; and

         WHEREAS, as contemplated by Section 18 of the Participation Agreement, the parties hereto desire to amend the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         Section 1. Amendment to Schedule I. Schedule I to the Participation Agreement is hereby deleted in its entirety and replaced with
Schedule I to this Agreement.

         Section 2. Amendments to Section 7(b). Section 7(b) of the Participation Agreement is hereby amended in the following manner:

                 (i) Section 7(b) is hereby amended such that wherever the phrase "Operative Agreement" or "Operative Agreements" is used, such phrase is hereby amended to be and read in its entirety as follows:

                 "Operative Agreement or Pass Through Trust Agreement" and "Operative Agreements or Pass Through Trust Agreement"


                        PARTICIPATION AMENDMENT [N620SW]
                                      -1-

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except in the case of Section  7(b)(iii) where the phrase "Operative
Agreements" is hereby amended to be and read, in its entirety, "Operative Agreements and the Pass Through Trust Agreement."

                 (ii)     Section 7(b)(i) is hereby amended as follows:

                 (a) the following language is added immediately after the words "combined or unitary return with such Indemnified Party)" and before the words "harmless from, any and all":

                 "except that for purposes of this Section 7(b)(i) an Indemnified Party shall not include any Holder other than Original Loan Participant";

                 (b) unless as otherwise provided in (c) below, wherever the term "Certificates" is used, such term is hereby amended to be and read in its entirety as follows:

                 "Certificates and each Pass Through Certificate"; and

                 (c) the language immediately after the phrase "or the issuance, reissuance, acquisition, redemption, expiration or subsequent transfer thereof under the Trust Indenture" is hereby amended to be and read in its entirety as follows:

                 "and the Pass Through Trust Agreement, or the beneficial interests in the Trust Estate and the Pass Through Trust Estate or the creation thereof, or any payments made pursuant to any such agreement or instrument or upon or with respect to the property held by Owner Participant or by the Trust Estate or by Indenture Trustee under the Trust Indenture or the property held by Pass Through Trustee under the Pass Through Trust Estate, amounts payable with respect to the Certificates and each Pass Through Certificate, including withholding Taxes imposed on payments of principal, interest, Premium or Break Amount on the Certificates or payments of principal of, interest on or any other amounts payable with respect to each Pass Through Certificate that are asserted against the Owner Participant, Owner Trustee or Pass Through Trustee, as withholding agent, or otherwise with respect to or in connection with the transactions contemplated by the Operative Agreements."

         Section 3. Amendments to Section 7(c). Section 7(c) of the Participation Agreement shall be amended in the following manner:

                 (i) Section 7(c) is hereby amended such that wherever the phrase "Operative Agreement" or "Operative Agreements" is used, such phrase includes the Pass Through Trust Agreement.

                 (ii) Clause (d) of Section 7(c)(i) is hereby amended to be and read in its entirety as follows:

                 "(d) the offer, sale or delivery of the Certificates or the Pass Through Certificates, whether before or after the Delivery Date (the indemnity in this clause (d) to extend





                        PARTICIPATION AMENDMENT [N620SW]
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                 also to any Person who controls an Indemnified Party, its
                 successors, assigns, employees, servants and agents within the meaning of Section 15 of the Securities Act)."

                 (iii) The final paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

                 "Lessee agrees to pay the reasonable and continuing fees and expenses of Indenture Trustee (including the reasonable fees and expenses of its counsel and any agent appointed in accordance with Section 9.02(c) of the Trust Indenture) and Pass Through Trustee and, as provided in Section 6.07 of the Trust Agreement, Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), without cost, on a net after-tax basis, to Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Costs and are payable by Owner Participant under Section 16. Lessee agrees that it will pay the reasonable fees and expenses of any separate owner trustee or co-trustee appointed pursuant to Section 9.02 of the Trust Agreement as a result of any requirement of law or if otherwise required by any Operative Agreement or if requested, or consented to, by Lessee."

         Section 4. Amendments to Section 8. Section 8 of the Participation Agreement is hereby amended in the following respects:

                 (i) Section 8(e) is hereby amended to be and read in its entirety as follows:

                 "(e)     (i)  Pass Through Trustee hereby agrees that, except
                 as otherwise required by applicable law including, without limitation, any law which requires Pass Through Trustee to act within its own discretion, it shall not, without the prior written consent of Owner Trustee, direct Indenture Trustee to take or refrain from taking any action under the Trust Indenture that requires the approval, waiver, authorization, direction or consent of, or notice from, the Holders holding a specified percentage in principal amount of Outstanding (as defined in the Trust Indenture) Certificates unless Pass Through Trustee receives a Direction (as defined in the Pass Through Trust Agreement) to so direct the Indenture Trustee from Certificateholders (as defined in the Pass Through Trust Agreement) holding the same percentage in principal amount of Outstanding Certificates (as defined in the Pass Through Trust Agreement) evidencing Fractional Undivided Interests (as defined in the Pass Through Trust Agreement) in the Trust (as defined in the Pass Through Trust Agreement) holding the Certificates.

                          (ii) Lessee and Pass Through Trustee hereby agree that Article X of the Pass Through Trust Agreement (to the extent relating to the Certificates) shall not be amended without the prior written consent of Owner Participant.

                          (iii) Pass Through Trustee hereby agrees that, except as otherwise required by applicable law including, without limitation, any law which requires Pass Through





                        PARTICIPATION AMENDMENT [N620SW]
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                 Trustee to act within its own discretion, if requested to do so by Owner Trustee or Owner Participant, Pass Through Trustee shall request a Direction from the relevant Certificateholders to establish whether Pass Through Trustee, in its capacity as a Holder, may direct the Indenture Trustee to take or refrain from taking any action under the Operative Agreements."

                 (ii) Section 8(l) is hereby amended by deleting the references therein to the Original Loan Participant.

                 (iii) Section 8(bb) is hereby amended to be and read in its entirety as follows:

                 "(bb)    Transfers of Debt Interests.  Except in connection
                 with any transfer pursuant to Section 17 or 18 hereof, or
                 Section 8.03(e)(ii) of the Indenture, each Holder covenants that it will not transfer its Certificate to any Person unless such Person represents and warrants in writing to such Holder, the Owner Participant and Lessee either that (a) no part of the funds used by it to acquire its Certificate constitutes 'plan assets' of any 'employee benefit plan' within the meaning of ERISA or any 'plan' within the meaning of Section 4975(e)(1) of the Code or (b) its purchase or acquisition of such Certificate will not result in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA. Any such Person shall require any transferee of its interest to make the representations and warranties in the preceding sentence."

         Section 5. Amendments to Section 11(f). Section 11(f) of the Participation Agreement is hereby amended such that wherever the phrase "Operative Agreement" or "Operative Agreements" is used, such phrase is hereby amended to be and read in its entirety as follows:

                 "Operative Agreement and the Pass Through Trust Agreement" and "Operative Agreements and the Pass Through Trust Agreement."

         Section 6. Amendments to Section 15. Section 15(b) of the Participation Agreement is hereby amended to be and read in its entirety as follows:

                 "(b)     Survival.  The representations, warranties,
                 indemnities and agreements of Lessee, Owner Trustee, Indenture Trustee, Owner Participant, Pass Through Trustee and any Holder provided for in this Agreement, and Lessee's, Owner Trustee's, Indenture Trustee's, Owner Participant's, Pass Through Trustee's and any Holder's obligations under any and all thereof, shall survive the making available of the Owner Participant's Commitment, the delivery or return of the Aircraft, the transfer of any interest of Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Holder in any Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement, any other Operative Agreement or the Pass Through Trust Agreement, except as otherwise expressly provided herein or therein."





                        PARTICIPATION AMENDMENT [N620SW]
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         Section 7.       Amendment to Section 16.  Section 16(b) of the
Participation Agreement is hereby amended by changing "0.327156%" in clause (i) thereof to read "0.332897%" and by changing "0.641933%" in clause (ii) thereof to read "0.643305%."

         Section 8. Ratification. Except as amended hereby, the Participation Agreement continues and shall remain in full force and effect in all respects.

         Section 9. Authorization to Execute Amendments. By execution of this Amendment, Owner Participant hereby authorizes, directs and instructs Owner Trustee to execute and deliver this Amendment and any and all other amendments, agreements and certificates as may be necessary as a result of the refinancing contemplated hereby and by Section 18 of the Participation Agreement.

         Section 10. Pass Through Trustee a Party. Effective as of the date hereof, Pass Through Trustee shall be a party to the Participation Agreement and shall have the rights and obligations of the Holders as set forth in the Participation Agreement, as amended hereby.

         Section 11. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 12. Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.





                        PARTICIPATION AMENDMENT [N620SW]
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         IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to Participation Agreement to be duly delivered in the State of New York and executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                SOUTHWEST AIRLINES CO., Lessee


                                By:
                                   -------------------------------------
                                         Treasurer


                                CHRYSLER FINANCIAL CORPORATION
                                    Owner Participant

                                By:
                                   -------------------------------------
                                         Vice President


                                FIRST UNION NATIONAL BANK,
                                    in its individual capacity only as
                                    expressly provided herein and
                                    otherwise solely as Owner Trustee


                                By:
                                   ------------------------------------
                                         Corporate Trust Officer


                                WILMINGTON TRUST COMPANY,
                                    not in its individual capacity,
                                    except as otherwise expressly
                                    provided herein, but solely as
                                    Indenture Trustee


                                By:
                                   ------------------------------------
                                         Senior Financial Services Officer


                                WILMINGTON TRUST COMPANY,
                                    in its capacity as Pass Through
                                    Trustee under each of the
                                    separate Pass Through Trust
                                    Agreements and as Holder


                                By:
                                   ---------------------------------------
                                         Senior Financial Services Officer






                        PARTICIPATION AMENDMENT [N620SW]
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                                   SCHEDULE I
                              Names and Addresses


Lessee:                                                 Indenture Trustee and Pass Through
                                                        Trustee and Holder:
Southwest Airlines Co.
2702 Love Field Drive                                   Wilmington Trust Company
P.O. Box 36611                                          Rodney Square North
Dallas, Texas 75235-1611                                1100 North Market Street
Attn:  Treasurer                                        Wilmington, Delaware 19890-0001
Telecopy: (214) 792-4022
                                                        Attn:  Corporate Trust
Payment Instructions:                                   Administration
Southwest Airlines Co.                                  Telecopy:  (302) 651-8882
Bank One Dallas
ABA No. 11100614                                        Payment Instructions:
Account No.  98120109                                   Wilmington Trust Company
Reference:  N620SW                                      Wilmington, Delaware
                                                        ABA No. 031100092
Owner Participant:                                      For the account of Southwest
                                                         Airlines 1996-1
Chrysler Financial Corporation                          Account No. 30875-0
225 High Ridge Road                                     Reference:  N620SW
Stamford, CT  06905                                     Attn:    David A. Vanaskey
Telecopy:  (203) 975-3910                                        Corporate Trust Administration

Payment Instructions:
The Chase Manhattan Bank
ABA No. 021000021
For the account of
Chrysler Financial Corporation
Account No. 036-1-069768
Reference:  Southwest Airlines

Owner Trustee:

First Union National Bank
230 South Tryon Street, 9th Floor
Charlotte, NC  28288-1179
Attn:  Bond Administration
Telecopy:  (704) 383-7316

Payment Instructions:
First Union National Bank
230 South Tryon Street, 9th Floor
Charlotte, NC  28288-1179
ABA No. 053000219
Account No. 465946
Attn:  Bond Administration/Pablo de la Canal
Reference:  Southwest Airlines


                        PARTICIPATION AGREEMENT [N620SW]
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